Exhibit 23.1




                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 26, 1996 incorporated by reference in South Alabama Bancorporation's Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in or made a part of this Registration Statement.




                              Arthur P. Andersen, LLP


Birmingham, Alabama
August 29, 1996